Exhibit 4.9

Execution version

1.25 LIEN/1.5 LIEN INTERCREDITOR AGREEMENT

among

MUVICO, LLC,

CENTERTAINMENT DEVELOPMENT, LLC,

AMC Entertainment Holdings, Inc.,

THE OTHER GRANTORS PARTY HERETO,

GLAS TRUST COMPANY LLC,
as the Senior Exchangeable Notes Agent,

CSC DELAWARE TRUST COMPANY,
as the Notes Agent,

and

each Additional Senior Refinancing Debt Agent from time to time party hereto dated as of July 24, 2025

1.25 LIEN/1.5 LIEN INTERCREDITOR AGREEMENT dated as of July 24, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among Muvico, LLC, a Texas limited liability company (the “Company”), Centertainment Development, LLC, a Delaware limited liability company (“Holdings”), AMC Entertainment Holdings, Inc., a Delaware corporation (“AMC”), the other Grantors (as defined below) party hereto, GLAS TRUST COMPANY LLC (as the “Senior Exchangeable Notes Agent”), and CSC DELAWARE TRUST COMPANY (as the “Secured Notes Agent”), and each Additional Senior Refinancing Debt Agent that from time to time becomes a party hereto pursuant to Section 9.09.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Senior Exchangeable Notes Agent (for itself and on behalf of the Senior Exchangeable Notes Secured Parties), each Additional Senior Refinancing Debt Agent (for itself and on behalf of the Additional Senior Refinancing Debt Secured Parties under the applicable Additional Senior Refinancing Debt Facility) and the Notes Agent (for itself and on behalf of the Notes Secured Parties) agree as follows:

ARTICLE I

Definitions

Section 1.01.         Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Senior Exchangeable Notes Indenture or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional Senior Refinancing Debt” has the meaning set forth in Section 9.09.

“Additional Senior Refinancing Debt Agent” means the collateral agent, administrative agent and/or trustee (as applicable) or any other similar agent or Person under any Additional Senior Refinancing Debt Documents, in each case, together with its successors and in such capacity.

“Additional Senior Refinancing Debt Documents” means, with respect to any series of Additional Senior Refinancing Debt Obligations, the notes, credit agreements, indentures, security documents and other operative agreements evidencing or governing such Additional Senior Refinancing Debt Obligations and each other agreement entered into for the purpose of securing such Additional Senior Refinancing Debt Obligations.

“Additional Senior Refinancing Debt Facility” means each debt facility, credit agreement, indenture or other governing agreement with respect to any Additional Senior Refinancing Debt.

“Additional Senior Refinancing Debt Obligations” means, with respect to any series of Additional Senior Refinancing Debt, (a) all principal of, and interest, fees and other amounts (including, without limitation, any interest, fees, and expenses which accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional Senior Refinancing Debt and (b) all other amounts payable to the related Additional Senior Refinancing Debt Secured Parties under the related Additional Senior Refinancing Debt Documents.

“Additional Senior Refinancing Debt Representative” has the meaning assigned to such term in Section 9.09.

“Additional Senior Refinancing Debt Secured Parties” has the meaning assigned to such term in Section 9.09.

“Agreement” has the meaning assigned to such term in the preamble hereto.

1

“AMC” has the meaning assigned to such term in the preamble hereto.

“AMC Group” means AMC and its subsidiaries (other than the Muvico Group).

“AMC UK” means AMC Theatres of UK Limited.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state, or foreign law for the relief of debtors, or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of the assets or liabilities of Holdings or any of its subsidiaries, or similar law affecting creditors’ rights generally.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Collateral” means the Senior Collateral and the Junior Collateral.

“Collateral Documents” means the Senior Collateral Documents and the Junior Collateral Documents.

“Company” has the meaning assigned to such term in the preamble hereto.

“Debt Documents” means the Senior Debt Documents and the Junior Debt Documents.

“Debt Facility” means any Senior Debt Facility and the Junior Debt Facility.

“Deemed Collateral” means any interest of the Company or any other Grantor in real property, whether as fee owner, lessee, lessor or otherwise.

“Designated Senior Representative” means, (i) prior to the Discharge of the Senior Exchangeable Note Obligations, the Senior Exchangeable Notes Agent, and (ii) thereafter, either (x) the remaining Senior Representative, or (y) if two or more Senior Representatives are party to this Agreement, the “Controlling Collateral Agent” (or comparable term) as defined in the intercreditor agreement governing the priorities between the Liens granted on the Shared Collateral on behalf of such Senior Representatives.

“DIP Financing” has the meaning assigned to such term in Section 6.01.

“Discharge” means, with respect to any Debt Facility, the date on which such Debt Facility and the Senior Obligations or Junior Obligations thereunder, as the case may be, are no longer secured by a Lien on the Shared Collateral pursuant to the Debt Documents governing such Debt Facility; provided that a Discharge of the Exchangeable Notes Obligations shall not be deemed to have occurred in connection with a Refinancing of such Exchangeable Notes Obligations in accordance with Section 9.09. The term “Discharged” shall have a corresponding meaning.

“Grantors” means AMC UK, Holdings, the Company and each of their respective Subsidiaries that has granted a security interest pursuant to any Collateral Document to secure any Secured Obligations. The Grantors existing on the date hereof are set forth in Annex I hereto. For the avoidance of doubt, no member of the AMC Group (other than AMC UK) shall be considered a Grantor hereunder nor shall the Collateral securing the Secured Obligations granted by AMC and its Subsidiaries (other than the Muvico Group and AMC UK) be subject to the priority scheme provided for in this Agreement, as Collateral provided by AMC and its Subsidiaries (other than Muvico Group and AMC UK) is governed by the Existing 1L Intercreditor Agreement.

“Insolvency or Liquidation Proceeding” means:

(a)               any case or proceeding commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(b)              any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c)               any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property” means “Intellectual Property” as defined in the Senior Exchangeable Notes Security Agreement

“Joinder Agreement” means a supplement to this Agreement substantially in the form of Annex III required to be delivered by a Representative to the Designated Senior Representative and the Designated Junior Representative pursuant to Section 9.09 in order to include an Additional Senior Refinancing Debt Facility hereunder and to become the Senior Representative hereunder for the Senior Secured Parties under such Senior Debt Facility.

“Junior Collateral” means any “Collateral” (or similar defined term) as defined in the Junior Debt Documents, in each case, consisting of assets of the Company or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Junior Collateral Document as security for any Junior Obligation.

“Junior Collateral Documents” means the “Security Documents” as defined in the Junior Debt Documents.

“Junior Debt Documents” means the Notes Documents.

“Junior Debt Facility” means the Notes Indenture.

“Junior Enforcement Date” means the date which is 90 days after the occurrence of both an Event of Default (under and as defined in the Junior Debt Documents) and the delivery of notice to the Senior Representative that (x) an Event of Default under and as defined in the Junior Debt Documents has occurred and is continuing and (y) all of the outstanding Junior Obligations are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the Junior Debt Documents; provided that the Junior Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred (1) at any time the Designated Senior Representative has commenced and is diligently pursuing any enforcement action with respect to all or a material portion of the Shared Collateral or (2) at any time any Grantor is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding; provided, further, that in no event shall the Junior Enforcement Date be earlier than 30 days following the occurrence of the Junior Enforcement Date (as defined in the Muvico Group 1.5 Lien Priority Intercreditor Agreement), if applicable.

“Junior Obligations” means the “Secured Notes Obligations” as defined in the Notes Security Agreement.

“Junior Representative” means the Secured Notes Agent.

“Junior Secured Parties” means the Notes Secured Parties.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Muvico Group” means Holdings, the Company and each of their respective Subsidiaries.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Notes Trustee” means CSC Delaware Trust Company, as trustee under the Notes Indenture, together with its successors and permitted assigned and in such capacity.

“Notes Documents” means the Notes Indenture and the other “Notes Documents” as defined in the Notes Indenture.

“Notes Indenture” means that certain Indenture, dated as of July 24, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), relating to the Company’s Senior Secured Notes due 2029, among AMC, Holdings, the Company, the other grantors party thereto from time to time, the Notes Trustee and the Notes Agent.

“Notes Secured Parties” means the “Notes Secured Parties” as defined in the Notes Indenture.

“Notes Security Agreement” means the “Security Agreement” as defined in the Notes Indenture.

“Officer’s Certificate” has the meaning assigned to such term in Section 9.08.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, plan of arrangement, agreement for composition, or other type of dispositive restructuring plan proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a).

“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral (or any claim secured by Shared Collateral), any payment or distribution made in respect of Shared Collateral in an Insolvency or Liquidation Proceeding and any amounts received by any Senior Representative or any Senior Secured Party from a Junior Secured Party in respect of Shared Collateral pursuant to this Agreement or any other intercreditor agreement.

“Recovery” has the meaning assigned to such term in Section 6.04.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other Indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such Indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Representatives” means the Senior Representatives and the Junior Representative.

“Secured Obligations” means the Senior Obligations and the Junior Obligations.

“Secured Parties” means the Senior Secured Parties and the Junior Secured Parties.

“Senior Collateral” means any “Collateral” (or similar defined term) as defined in any Senior Exchangeable Notes Document or any other Senior Debt Document, in each case, consisting of assets of the Company or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Senior Collateral Document as security for any Senior Obligation.

“Senior Collateral Documents” means (i) the Senior Exchangeable Notes Security Agreement and the other “Security Documents” as defined in the Senior Exchangeable Notes Indenture and (ii) each of the security agreements and other instruments and documents executed and delivered by the Company or any Grantor for purposes of providing collateral security for any Senior Obligations (including any Additional Senior Refinancing Debt Obligations).

“Senior Debt Documents” means the Senior Exchangeable Notes Documents and any Additional Senior Refinancing Debt Documents.

“Senior Debt Facilities” means the Senior Exchangeable Notes Indenture and any Additional Senior Refinancing Debt Facilities.

“Senior Exchangeable Notes Agent” has the meaning set forth in the recitals.

“Senior Exchangeable Notes Documents” means the Senior Exchangeable Notes Indenture and the other “Notes Documents” as defined in the Senior Exchangeable Notes Security Agreement.

“Senior Exchangeable Notes Indenture” means that certain Indenture, dated as of July 24, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), relating to the Company’s Senior Secured Exchangeable Notes due 2030, among Holdings, the Company, the other Grantors party thereto from time to time, the Senior Exchangeable Notes Trustee and the Senior Exchangeable Notes Agent.

“Senior Exchangeable Notes Obligations” means the “Secured Notes Obligations” as defined in the Senior Exchangeable Notes Security Agreement.

“Senior Exchangeable Notes Secured Parties” means the “Exchangeable Notes Secured Parties” as defined in the Senior Exchangeable Notes Indenture.

“Senior Exchangeable Notes Security Agreement” means the “Security Agreement” as defined in the Senior Exchangeable Notes Indenture.

“Senior Exchangeable Notes Trustee” means GLAS Trust Company LLC, as trustee under the Senior Exchangeable Notes Indenture, together with its successors and permitted assigns and in such capacity.

“Senior Lien” means the Liens on the Senior Collateral in favor of the Senior Secured Parties under the Senior Collateral Documents.

“Senior Obligations” means the Senior Exchangeable Notes Obligations and any Additional Senior Refinancing Debt Obligations.

“Senior Representative” means the Senior Exchangeable Notes Agent and any Additional Senior Refinancing Debt Agent.

“Senior Secured Parties” means the Senior Exchangeable Notes Secured Parties and any Additional Senior Refinancing Debt Secured Parties.

“Shared Collateral” means, at any time, (i) Collateral in which the holders of Senior Obligations under at least one Senior Debt Facility (or their Representative) and the holders of Junior Obligations (or their Representative) hold a security interest at such time (or, in the case of the Senior Debt Facilities, are deemed to hold a security interest pursuant to Section 2.04), and (ii) all Deemed Collateral. Subject to the next succeeding sentence, if, at any time, any portion of the Junior Collateral does not constitute Senior Collateral under one or more Senior Debt Facilities, then such portion of such Junior Collateral shall constitute Shared Collateral only with respect to the Senior Debt Facilities for which it constitutes Senior Collateral and shall not constitute Shared Collateral for any Senior Debt Facility which does not have a security interest in such Collateral at such time. All Deemed Collateral will constitute Shared Collateral for all purposes hereunder, and with respect to all parties hereto, and be subject to the priority scheme provided for herein, including without limitation Article IV hereof, notwithstanding that all or a portion of such Deemed Collateral may not be subject to Liens securing any or all of the Senior Obligations or the Junior Obligations.

“Uniform Commercial Code” or “UCC” means the New York UCC, or the Uniform Commercial Code (or any similar or comparable legislation) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

Section 1.02.         Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

Section 2.01.         Subordination.

(a)               Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to the Junior Representative or any Junior Secured Parties on the Shared Collateral or of any Liens granted to any Senior Representative or the Senior Secured Parties on the Shared Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the UCC, any applicable law, any Junior Debt Document or any Senior Debt Document or any other circumstance whatsoever, the Junior Representative, on behalf of itself and the Junior Secured Party under the Junior Debt Facility, hereby agrees that any Lien on the Shared Collateral securing or purporting to secure any (i) Senior Obligations now or hereafter held by or on behalf of any Senior Secured Parties or any Senior Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing or purporting to secure any Junior Obligations, and (ii) Junior Obligations now or hereafter held by or on behalf of any Junior Secured Parties or the Junior Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing or purporting to secure any Senior Obligations.

(b)              All Liens on the Shared Collateral securing or purporting to secure any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing or purporting to secure any Junior Obligations for all purposes, whether or not such Liens securing or purporting to secure any Senior Obligations are subordinated to any Lien on the Shared Collateral securing or purporting to secure any other obligation of the Company, any other Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.

Section 2.02.         Nature of Senior Lender Claims. The Junior Representative, on behalf of itself and each Junior Secured Party under the Junior Debt Facility, acknowledges (a) the terms of the Senior Debt Documents governing the Senior Obligations may be amended, supplemented or otherwise modified, and (b) the Senior Obligations, or any portion thereof, may be Refinanced in accordance with Section 9.09, and the Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any such amendment, supplement or other modification, or any Refinancing. As between the Company and the other Grantors and the Junior Secured Parties, the foregoing reflects and acknowledges the agreement between the Company and the Grantors contained in the Notes Indenture with respect to the incurrence of additional Senior Obligations.

Section 2.03.         Prohibition on Contesting Liens. The Junior Representative, for itself and on behalf of each Junior Secured Party under the Junior Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, allowability, priority or enforceability of any Lien securing, or the allowability or value of any claims asserted with respect to, any Senior Obligations held (or purported to be held) by or on behalf of any of the Senior Secured Parties or any Senior Representative or other agent or trustee therefor in any Senior Collateral, and the Designated Senior Representative and each other Senior Representative, for itself and on behalf of each Senior Secured Party under its Senior Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, allowability, priority or enforceability of any Lien securing, or the allowability or value of any claims asserted with respect to, any Junior Obligations held (or purported to be held) by or on behalf of any of the Junior Representative or any of the Junior Secured Parties in the Junior Collateral. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of the Designated Senior Representative or any other Senior Representative to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 2.01) or any of the Senior Debt Documents.

Section 2.04.         No New Liens. The parties hereto agree that, so long as the Discharge of Senior Obligations has not occurred (a) no Grantor shall grant or permit any additional Liens on any asset or property of such Grantor to secure any Junior Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Grantor to secure the Senior Obligations and (b) if the Junior Representative or any Junior Secured Party shall hold any Lien on any assets or property of any Grantor securing any Junior Obligations that are not also subject to the senior-priority Liens securing Senior Obligations under the Senior Collateral Documents, the Junior Representative or such Junior Secured Party (i) shall notify the Designated Senior Representative promptly upon becoming aware thereof and, the Company shall cause each such Grantor to promptly grant a similar Lien on such assets or property to the Senior Representatives as security for the Senior Obligations and (ii) until such grant of a similar Lien to the Senior Representatives, shall be deemed to hold and have held such Lien for the benefit of the Senior Representatives as security for the Senior Obligations on a priority basis to the Lien granted to the Junior Representative. If the Junior Representative or any Junior Secured Party shall, at any time, receive any proceeds or payment from or as a result of any Liens granted in contravention of this Section 2.04, it shall pay such proceeds or payments over to the Designated Senior Representative in accordance with the terms of Section 4.02.

Section 2.05.         Perfection of Liens. Except for the agreements of the Designated Senior Representative pursuant to Section 5.05, none of the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Junior Representative or the Junior Secured Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Secured Parties and the Junior Secured Parties and shall not impose on the Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Junior Representative, the Junior Secured Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

ARTICLE III

Enforcement

Section 3.01.         Exercise of Remedies.

(a)               So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (i) neither the Junior Representative nor any Junior Secured Party will (x) exercise or seek to exercise any rights or remedies (including setoff or recoupment) with respect to any Shared Collateral in respect of any Junior Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Shared Collateral or any other Senior Collateral by the Designated Senior Representative, any other Senior Representative or any Senior Secured Party in respect of the Senior Obligations, the exercise of any right by the Designated Senior Representative, any other Senior Representative or any Senior Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Designated Senior Representative, any other Senior Representative or any Senior Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the Senior Debt Documents or otherwise in respect of the Senior Collateral or the Senior Obligations, or (z) prior to the Junior Enforcement Date, object to the forbearance by the Senior Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of Senior Obligations and (ii) except as otherwise provided herein, the Designated Senior Representative, the other Senior Representative and the Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff, recoupment, and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Shared Collateral in consultation with (but without the consent of) the Junior Representative or any Junior Secured Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, the Junior Representative may file a claim, proof of claim, or statement of interest with respect to the Junior Obligations under the Junior Debt Facility, (B) the Junior Representative may take any action (not adverse to the prior Liens on the Shared Collateral securing the Senior Obligations or the rights of the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral, (C) to the extent not otherwise inconsistent with or prohibited by this Agreement, the Junior Representative and the Junior Secured Parties may exercise their rights and remedies as unsecured creditors, to the extent provided in Section 5.04, (D) the Junior Representative may exercise the rights and remedies provided for in Section 6.03 and may vote on a proposed Plan of Reorganization in any Insolvency or Liquidation Proceeding of the Company or any other Grantor in accordance with the terms of this Agreement (including Section 6.12), (E) the Junior Representative and the Junior Secured Parties may file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or Liens of the Junior Secured Parties, including any claims secured by the Junior Collateral, in each case in accordance with the terms of this Agreement and (F) from and after the Junior Enforcement Date, the Junior Representative or any person authorized by it may exercise or seek to exercise any rights or remedies with respect to any Shared Collateral in respect of any Junior Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), in each case of clauses (A) through (F) above, to the extent such action is consistent with the terms of this Agreement. In exercising rights and remedies with respect to the Senior Collateral, the Designated Senior Representative, the other Senior Representatives and the Senior Secured Parties may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b)              So long as the Discharge of Senior Obligations has not occurred, the Junior Representative, on behalf of itself and the Junior Secured Party under the Junior Debt Facility, agrees that it will not take or receive any Shared Collateral or any Proceeds that are exclusively of Shared Collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any Shared Collateral in respect of Junior Obligations.

(c)               Subject to the proviso in Section 3.01(a), (i)  the Junior Representative, for itself and on behalf of the Junior Secured Parties, agrees that neither it nor any such Junior Secured Party will take any action that would hinder or delay any exercise of remedies undertaken by the Designated Senior Representative, the other Senior Representatives or any Senior Secured Party with respect to the Shared Collateral consistent with this Agreement and the other Senior Debt Documents and Junior Debt Documents, and (ii) the Junior Representative, for itself and on behalf of the Junior Secured Parties, hereby waives any and all rights it or any Junior Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties seek to enforce or collect the Senior Obligations or the Liens granted on any of the Senior Collateral, regardless of whether any action or failure to act by or on behalf of the Designated Senior Representative, any other Senior Representative or any other Senior Secured Party is adverse to the interests of the Junior Secured Parties.

(d)              [reserved].

(e)               Subject to the proviso in Section 3.01(a), until the Discharge of Senior Obligations, the Designated Senior Representative or any Person authorized by it shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto. Following the Discharge of Senior Obligations, the Junior Representative or any Person authorized by it shall have the exclusive right to exercise any right or remedy with respect to the Collateral and shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Junior Secured Parties with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Junior Representative, or for the taking of any other action authorized by the Junior Collateral Documents; provided, however, that nothing in this Section shall impair the right of the Junior Representative or other agent or trustee acting on behalf of the Junior Secured Parties to take such actions with respect to the Collateral after the Discharge of Senior Obligations as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Junior Secured Parties or the Junior Obligations.

Notwithstanding anything contained herein to the contrary, nothing in this Agreement shall be construed to limit, in any manner, the rights and remedies that the Junior Secured Parties have, pursuant to the Junior Debt Documents, as it relates to Collateral of the AMC Group (other than AMC UK). For the avoidance of doubt, any assets or property held by AMC or any of its Subsidiaries (other than the Muvico Group and AMC UK) shall be excluded from the definition of “Shared Collateral” for all purposes of this Agreement.

Section 3.02.         Cooperation. Subject to the proviso in Section 3.01(a), the Junior Representative, on behalf of itself and the Junior Secured Parties, agrees that, unless and until the Discharge of Senior Obligations has occurred, it will not commence, or join with any Person (other than the Senior Secured Parties and the Designated Senior Representative upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Junior Debt Documents; provided that nothing contained in this Section or elsewhere in this Agreement shall limit the rights of the Junior Secured Parties to exercise rights and remedies under the Junior Debt Documents, other than to the extent specifically covered by the provisions of this Agreement.

Section 3.03.         Actions upon Breach. Should the Junior Representative or any Junior Secured Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, the Designated Senior Representative, any other Senior Representative or other Senior Secured Party (in its or their own name or in the name of the Company or any other Grantor) or the Company may obtain relief against the Junior Representative or such Junior Secured Party by injunction, specific performance or other appropriate equitable relief. The Junior Representative, on behalf of itself and the Junior Secured Party under the Junior Debt Facility, hereby (a) agrees that the Senior Secured Parties’ damages from the actions of the Junior Representative or any Junior Secured Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Company, any other Grantor or the Senior Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (b) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the Designated Senior Representative, any other Senior Representative or any Senior Secured Party.

ARTICLE IV

Payments

Section 4.01.         Application of Proceeds. After an event of default under any Senior Debt Document has occurred and until such event of default is cured or waived, so long as the Discharge of Senior Obligations has not occurred, (x) any Shared Collateral, (y) any Proceeds thereof or (z) any distributions received on account of claims secured by Shared Collateral (i) in connection with the sale or other disposition of, or collection on, any of the foregoing (x) through (z) or (ii) in any Insolvency or Liquidation Proceeding (including any adequate protection payments) or otherwise, shall in each case be applied by the Designated Senior Representative to the Senior Obligations in such order as specified in the Senior Debt Documents until the Discharge of Senior Obligations has occurred. Upon the Discharge of Senior Obligations, the Designated Senior Representative shall deliver promptly to the Junior Representative any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Junior Representative to the Junior Obligations in such order as specified in the relevant Junior Debt Documents.

Section 4.02.         Payments Over. After an Event of Default under any Senior Debt Document has occurred, and until such event of default is cured or waived, so long as the Discharge of Senior Obligations has not occurred, any Shared Collateral, Proceeds thereof or distributions on account of claims secured by Shared Collateral received by the Junior Representative or any Junior Secured Party (i) in connection with the exercise of any right or remedy (including setoff or recoupment) or otherwise or (ii) in any Insolvency or Liquidation Proceeding (including any adequate protection payments), in each case, shall be segregated and held in trust for the benefit of and forthwith paid over to the Designated Senior Representative for the benefit of the Senior Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, until such time as the Discharge of Senior Obligations shall have occurred.

ARTICLE V

Other Agreements

Section 5.01.         Releases.

(a)               The Junior Representative, for itself and on behalf of the Junior Secured Party under the Junior Debt Facility, agrees that, in the event of a sale, transfer or other disposition of any specified item of Shared Collateral (including all or substantially all of the equity interests of any subsidiary of Holdings) (i) in connection with the exercise of remedies in respect of Shared Collateral by a Senior Representative or (ii) if not in connection with the exercise of remedies in respect of Shared Collateral by a Senior Representative, so long as such sale, transfer or other disposition is permitted by the terms of the Junior Debt Documents and the Senior Debt Documents, the Liens granted to the Junior Representative and the Junior Secured Parties upon such Shared Collateral (but such Liens shall not be deemed to be so released on the Proceeds thereof that were not applied to the payment of Senior Obligations) to secure Junior Obligations shall terminate and be released, automatically and without any further action, concurrently with or to the same extent as the termination and release of all Liens granted upon such Shared Collateral to secure Senior Obligations. Upon delivery to a Junior Representative of an Officer’s Certificate stating that any such termination and release of Liens securing the Senior Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Junior Secured Parties and the Junior Representative) and any necessary or proper instruments of termination or release prepared by the Company or any other Grantor, the Junior Representative will promptly execute, deliver or acknowledge, at the Company’s or the other Grantor’s sole cost and expense, such instruments to evidence such termination and release of the Liens. Nothing in this Section 5.01(a) will be deemed to affect any agreement of a Junior Representative, for itself and on behalf of the Junior Secured Parties under the Junior Debt Facility, to release the Liens on the Junior Collateral as set forth in the relevant Junior Debt Documents.

(b)              The Junior Representative, for itself and on behalf of each Junior Secured Party under the Junior Debt Facility, hereby irrevocably constitutes and appoints each Senior Representative and any officer or agent of each Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Junior Representative or such Junior Secured Party or in such Senior Representative’s own name, from time to time in such Senior Representative’s discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, endorsements or other instruments of transfer or release.

(c)               Unless and until the Discharge of Senior Obligations has occurred, the Junior Representative, for itself and on behalf of the Junior Secured Party under the Junior Debt Facility, hereby consents to the application, whether prior to or after an event of default under any Senior Debt Document, of proceeds of Shared Collateral to the repayment of Senior Obligations pursuant to the Senior Debt Documents; provided that nothing in this Section 5.01(c) shall be construed to prevent or impair the rights of the Junior Representative or the Junior Secured Parties to receive proceeds in connection with the Junior Obligations not otherwise in contravention of this Agreement.

(d)               Notwithstanding anything to the contrary in any Junior Collateral Document, in the event the terms of a Senior Collateral Document and a Junior Collateral Document each require any Grantor to (i) make payment in respect of any item of Shared Collateral, (ii) deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder, (v) hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, both (i) any Senior Representative or any Senior Secured Party and (ii) the Junior Representative or any Junior Secured Party, such Grantor may, until the applicable Discharge of Senior Obligations has occurred, comply with such requirement under the Junior Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Designated Senior Representative.

Section 5.02.         Insurance and Condemnation Awards. Unless and until the Discharge of Senior Obligations has occurred, the Designated Senior Representative and the Senior Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Debt Documents, (a) to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder and (b) to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. Unless and until the Discharge of Senior Obligations has occurred, all proceeds of any such policy and any such award, if in respect of the Shared Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of Senior Obligations, to the Designated Senior Representative for the benefit of Senior Secured Parties pursuant to the terms of the Senior Debt Documents, (ii) second, after the occurrence of the Discharge of Senior Obligations, to the Junior Representative for the benefit of the Junior Secured Parties pursuant to the terms of the applicable Junior Debt Documents and (iii) third, if no Senior Obligations or Junior Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If the Junior Representative or any Junior Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Designated Senior Representative in accordance with the terms of Section 4.02.

Section 5.03.         Amendments to Junior Collateral Documents.

(a)               Without the prior written consent of the Designated Senior Representative, no Junior Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Junior Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement. The Company agrees to deliver to each Senior Representative copies of (i) any amendments, supplements or other modifications to the Junior Collateral Documents and (ii) any new Junior Collateral Documents promptly after effectiveness thereof.

(b)               The Senior Debt Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms without the consent of any Junior Secured Party; provided, however, that, without the consent of the Junior Representatives, no such amendment, restatement, supplement, modification or refinancing (or successive amendments, restatements, supplements, modifications or refinancings) shall contravene any provision of this Agreement. The Junior Debt Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms without the consent of any Senior Secured Party; provided, however, that, without the consent of the Senior Representatives, no such amendment, restatement, supplement, modification or refinancing (or successive amendments, restatements, supplements, modifications or refinancings) shall contravene any provision of this Agreement.

Section 5.04.         Rights as Unsecured Creditors. The Junior Representative and the Junior Secured Parties may exercise rights and remedies as unsecured creditors against the Company and any other Grantor in accordance with the terms of the Junior Debt Documents and applicable law so long as such rights and remedies do not violate and are not otherwise inconsistent with any provision of this Agreement (which, for the avoidance of doubt, does not govern the exercise of rights and remedies with respect to assets that are not Shared Collateral). Unless otherwise set forth in this Agreement, nothing in this Agreement shall prohibit the receipt by the Junior Representative or any Junior Secured Party of the required payments of principal, premium, interest, fees and other amounts due under the Junior Debt Documents so long as such receipt is not the direct or indirect result of the exercise by a Junior Representative or any Junior Secured Party of rights or remedies as a creditor in respect of Shared Collateral. In the event any Junior Representative or any Junior Secured Party becomes a judgment lien creditor as a result of its enforcement of its rights as an unsecured creditor in respect of Junior Obligations, such judgment lien shall be subordinated to the Liens securing Senior Obligations on the same basis as the other Liens on the Shared Collateral securing the Junior Obligations are so subordinated to such Liens on the Shared Collateral securing Senior Obligations under this Agreement.

Section 5.05.         Gratuitous Bailee for Perfection.

(a)               Each Senior Representative acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of such Senior Representative, or of agents or bailees of such Senior Representative (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, such Senior Representative shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the Junior Representative, in each case solely for the purpose of perfecting the Liens granted under the relevant Junior Collateral Documents and subject to the terms and conditions of this Section 5.05.

(b)               In the event that any Senior Representative (or its agents or bailees) has Lien filings against Intellectual Property that is part of the Shared Collateral that are necessary for the perfection of Liens in such Shared Collateral, such Senior Representative agrees to hold such Liens as sub-agent and gratuitous bailee for the Junior Representative and any assignee thereof, solely for the purpose of perfecting the security interest granted in such Liens pursuant to the relevant Junior Collateral Documents, subject to the terms and conditions of this Section 5.05.

(c)               Except as otherwise specifically provided herein, until the Discharge of Senior Obligations has occurred, each Senior Representative shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the Senior Debt Documents as if the Liens under the Junior Collateral Documents did not exist. The rights of the Junior Representative and the Junior Secured Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(d)               No Senior Representative shall have any obligation whatsoever to the Junior Representative or any Junior Secured Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.05. The duties or responsibilities of each Senior Representative under this Section 5.05 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.05 as sub-agent and gratuitous bailee for the Junior Representative for purposes of perfecting the Lien held by the Junior Representative.

(e)               No Senior Representative shall have by reason of the Junior Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of the Junior Representative or any Junior Secured Party, and the Junior Representative, for itself and on behalf of the Junior Secured Party under the Junior Debt Facility, hereby waives and releases each Senior Representative from all claims and liabilities arising pursuant to such Senior Representative’s role under this Section 5.05 as sub-agent and gratuitous bailee with respect to the Shared Collateral.

(f)               Upon the Discharge of Senior Obligations, each Senior Representative shall, at the Grantors’ sole cost and expense, (i) (A) deliver to the Junior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Senior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Grantor that the Junior Representative is entitled to approve any awards granted in such proceeding. The Company and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Senior Representative for loss or damage suffered by such Senior Representative as a result of such transfer, except for loss or damage suffered by such Senior Representative as a result of its own willful misconduct, gross negligence or bad faith. No Senior Representative has any obligation to follow instructions from the Junior Representative in contravention of this Agreement.

(g)               Neither the Designated Senior Representative nor any of the other Senior Representatives or Senior Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Company or any other Grantor to the Designated Senior Representative, any other Senior Representative or any Senior Secured Party under the Senior Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

Section 5.06.         When Discharge of Senior Obligations Deemed to Not Have Occurred. If, at any time substantially concurrently with or after the Discharge of Senior Obligations has occurred, the Company or any other Grantor incurs any Senior Obligations (other than in respect of the payment of indemnities surviving the Discharge of Senior Obligations), then the Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Obligations) and the applicable agreement governing such Senior Obligations shall automatically be treated as a Senior Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the granting by the Designated Senior Representative of amendments, waivers and consents hereunder and the agent, representative or trustee for the holders of such Senior Obligations shall be a Senior Representative for all purposes of this Agreement. Upon receipt of notice of such incurrence (including the identity of the new Designated Senior Representative), the Junior Representative (including the Junior Representative) shall promptly (a) enter into such documents and agreements (at the expense of the Company), including amendments or supplements to this Agreement, as the Company or such new Senior Representative shall reasonably request in writing in order to provide the new Senior Representative the rights of a Senior Representative contemplated hereby, (b) deliver to the Designated Senior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Junior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, (c) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (d) notify any governmental authority involved in any condemnation or similar proceeding involving a Grantor that the new Designated Senior Representative is entitled to approve any awards granted in such proceeding.

ARTICLE VI

Insolvency or Liquidation Proceedings

Section 6.01.         Financing and Sale Issues. Until the Discharge of Senior Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Designated Senior Representative shall desire to consent (or not object) to, as applicable, the sale, use or lease of cash or other collateral or to consent (or not object) to the Company’s or any other Grantor’s obtaining financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law to be secured by the Senior Collateral (“DIP Financing”), then the Junior Representative, for itself and on behalf of the Junior Secured Party under the Junior Debt Facility, agrees that it will (as applicable) raise no objection to and will not otherwise contest such use of such cash or other collateral or such DIP Financing and, except solely to the extent permitted by Section 6.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing the Senior Obligations are subordinated to or pari passu with the Liens securing such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (x) the Liens securing such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Junior Obligations are so subordinated to Liens securing Senior Obligations under this Agreement, (y) any adequate protection Liens provided to the Senior Secured Parties, and (z) to any “carve-out” for professional and United States Trustee fees agreed to by the Designated Senior Representative. Until the Discharge of Senior Obligations has occurred, the Junior Representative, for itself and on behalf of each Junior Secured Party under the Junior Debt Facility, further agrees that it will (as applicable) raise no objection to and will not otherwise contest (a) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Obligations with respect to the Senior Collateral made by the Designated Senior Representative, any other Senior Representative or any other Senior Secured Party, (b) any lawful exercise by any Senior Secured Party of the right to credit bid Senior Obligations at any sale of Senior Collateral (including, without limitation, pursuant to Section 363(k) of the Bankruptcy Code or any similar provision under any other applicable Bankruptcy Law) or to exercise any rights under Section 1111(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to the Senior Collateral, (c) any other request for judicial relief made in any court by any Senior Secured Party relating to the lawful enforcement of any Lien on Senior Collateral or (d) any sale or other disposition of any or all of the Senior Collateral for which the Designated Senior Representative has consented that provides, to the extent such sale or other disposition is to be free and clear of Liens, that the Liens securing the Senior Obligations and the Junior Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the Senior Obligations rank to the Liens on the Shared Collateral securing the Junior Obligations pursuant to this Agreement; without limiting the foregoing, the Junior Representative, for itself and on behalf of each Junior Secured Party under the Junior Debt Facility, agrees that it may not raise any objections based on rights afforded by Section 363(e) or Section 363(f) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law. In addition, the Junior Secured Parties are not deemed to have waived any rights to credit bid on the Shared Collateral in any such sale or disposition in accordance with Section 363(k) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law), so long as any such credit bid provides for the payment in full in cash of the Senior Obligations.

Notwithstanding the foregoing, this Agreement shall not restrict the Junior Representative and the Junior Secured Party from (i) objecting to any DIP Financing (x) that requires the sale, liquidation or other disposition of material assets that do not constitute Shared Collateral or (y) that requires specific and material terms of a plan of reorganization or arrangement or a proposal other than terms for a sale, liquidation or other disposition of Shared Collateral; provided, for the avoidance of doubt, that plan terms regarding the sale, liquidation or other disposition of non-material assets are not material terms, or (ii)  proposing any DIP Financing to any Grantors or to a court of competent jurisdiction, provided no Junior Secured Party shall propose any DIP Financing ranking senior in Lien priority to the Senior Obligations with respect to the Senior Collateral or conditioned upon or contemplating the securing of any or all of the Junior Obligations on a basis inconsistent with the terms hereof.

Section 6.02.         Relief from the Automatic Stay. Until the Discharge of Senior Obligations has occurred, the Junior Representative, for itself and on behalf of each Junior Secured Party under the Junior Debt Facility, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding with respect to any Grantor or take any action in derogation thereof without the prior written consent of the Designated Senior Representative as it relates exclusively to Shared Collateral.

Section 6.03.         Adequate Protection. The Junior Representative, for itself and on behalf of each Junior Secured Party under the Junior Debt Facility, agrees that none of them shall object, contest or support any other Person objecting to or contesting (a) any request by the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties for adequate protection in any form, (b) any objection by the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties to any motion, relief, action or proceeding based on the Designated Senior Representative’s, any other Senior Representative’s or Senior Secured Party’s claiming a lack of adequate protection or (c) the allowance and/or payment (whether or not allowed or allowable in any Insolvency or Liquidation Proceeding) of interest, fees, expenses, premiums (including make-whole premiums), and/or other amounts of the Designated Senior Representative, any other Senior Representative or any other Senior Secured Party, including, without limitation, as adequate protection or otherwise. Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, (i) if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of a Lien on additional or replacement collateral and/or a superpriority administrative expense claim in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, then the Junior Representative, for itself and on behalf of each Junior Secured Party under the Junior Debt Facility, may seek or request adequate protection in the form of (as applicable) a Lien on such additional or replacement collateral and/or a superpriority administrative expense claim, which (A) Lien is subordinated to the Liens securing and providing adequate protection for, and claims with respect to, the Senior Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing and claims with respect to the Junior Obligations are so subordinated to the Liens securing and claims with respect to the Senior Obligations under this Agreement and (B) superpriority administrative expense claim is subordinated to all superpriority administrative expense claims of the Senior Secured Parties, and (ii) in the event the Junior Representative, for itself and on behalf of the Junior Secured Parties under their Junior Debt Facilities, seek or request adequate protection and such adequate protection is granted in the form of (as applicable) a Lien on additional or replacement collateral and/or a superpriority administrative expense claim, then the Junior Representative, for itself and on behalf of the Junior Secured Party under their Junior Debt Facilities, agree that the Senior Representatives shall also be granted (as applicable) a senior Lien on such additional or replacement collateral as security and adequate protection for the Senior Obligations and/or a senior superpriority administrative expense claim, and that any Lien on such additional or replacement collateral securing or providing adequate protection for the Junior Obligations and/or superpriority administrative expense claim shall be subordinated to the Liens on such collateral securing and claims with respect to the Senior Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens and claims granted to the Senior Secured Parties as adequate protection on the same basis as the other Liens securing and claims with respect to the Junior Obligations are so subordinated to such Liens securing and claims with respect to Senior Obligations under this Agreement.

Section 6.04.         Preference Issues. If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Company or any other Grantor (as defined in the Senior Exchangeable Notes Indenture) (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be or avoided as fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff, recoupment or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Secured Parties shall still be entitled to a future Discharge of Senior Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Junior Representative, for itself and on behalf of the Junior Secured Parties, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in respect of the Shared Collateral in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them, solely to the extent it is on account of the Shared Collateral, shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

Section 6.05.         Separate Grants of Security and Separate Classifications. The Junior Representative, for itself and on behalf of each Junior Secured Party under the Junior Debt Facility, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Collateral Documents and the Junior Collateral Documents constitute separate and distinct grants of Liens, (b) the Junior Secured Parties’ claims against the Grantors in respect of their Liens on the Shared Collateral constitute junior claims separate and apart (and of a different class) from the senior claims of the Senior Secured Parties against the Grantors in respect of the Shared Collateral, and (c) because of, among other things, their differing rights in the Shared Collateral, the Junior Obligations are fundamentally different from the Senior Obligations and must be separately classified in any Plan of Reorganization proposed, confirmed, or adopted in an Insolvency or Liquidation Proceeding of any Grantor. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Senior Secured Parties and the Junior Secured Parties in respect of the Shared Collateral constitute only a single class of claims (rather than separate classes of senior and junior secured claims), then the Junior Representative, for itself and on behalf of each Junior Secured Party under the Junior Debt Facility, hereby acknowledges and agrees that all distributions from the Shared Collateral shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral (with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Junior Secured Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal and pre-petition interest, all amounts owing in respect of post-petition interest, fees, premiums (including make-whole premiums), and expenses (whether or not allowed or allowable in such Insolvency or Liquidation Proceeding) before any distribution is made in respect of the Junior Obligations from Shared Collateral, with the Junior Representative, for itself and on behalf of each Junior Secured Party under the Junior Debt Facility, hereby acknowledging and agreeing to turn over to the Designated Senior Representative amounts otherwise received or receivable by them from or on account of the Shared Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Secured Parties. This Section 6.05 is intended to govern the relationship between the classes of claims held by the Junior Secured Parties, on the one hand, and a class of claims comprised of the Senior Obligations, on the other hand, in respect of the Shared Collateral.

Section 6.06.         No Waivers of Rights of Senior Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit the Designated Senior Representative, any other Senior Representative or any other Senior Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Junior Secured Party (other than the seeking of adequate protection as contemplated in Section 6.03), including the seeking by any Junior Secured Party of adequate protection in violation of this Agreement, the proposing of a DIP Facility, or the asserting by any Junior Secured Party of any of its rights and remedies under the Junior Debt Documents or otherwise in a manner inconsistent with this Agreement.

Section 6.07.         Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights set forth herein shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

Section 6.08.         Reserved.

Section 6.09.         506(c) Claims. Until the Discharge of Senior Obligations has occurred, the Junior Representative, on behalf of itself and each Junior Secured Party under the Junior Debt Facility, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Shared Collateral or other collateral for the Senior Obligations.

Section 6.10.         Reorganization Securities. Without limitation of the provisions of Section 4.01, if, in any Insolvency or Liquidation Proceeding of any Grantor, debt obligations of such Grantor, as reorganized, secured by Liens upon any property of such reorganized Grantor are distributed pursuant to a Plan of Reorganization on account of both the Senior Obligations and the Junior Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations and on account of the Junior Obligations are secured Liens upon the same assets or properties (or any Grantor obligor thereon holds any Deemed Collateral or assets of the type included in the definition of “Deemed Collateral”), the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations (and to such Deemed Collateral or assets). For the avoidance of doubt, this Section 6.10 shall not apply to any debt or assets of any entity comprising the AMC Group (other than AMC UK).

Section 6.11.         Post-Petition Interest. Neither the Junior Representative nor any other Junior Secured Party shall oppose or seek to challenge any claim by the Senior Representative or any Senior Secured Party for allowance in any Insolvency or Liquidation Proceeding of any Grantor of Senior Obligations consisting of claims for post-petition interest, fees, costs, expenses, premiums (including make-whole premiums) and/or other charges, under Section 506(b) of the Bankruptcy Code or otherwise (for this purpose ignoring all claims and Liens held by the Junior Secured Parties on the Shared Collateral) to the extent that any Junior Secured Party shall recover any consideration from any Grantor on account of its secured claim against such Grantor in any Insolvency or Liquidation Proceeding.

Section 6.12.         Plan Voting. Neither the Junior Representative nor any other Junior Secured Party (whether in the capacity of a secured creditor or an unsecured creditor) may propose, support, or vote in favor of any Plan of Reorganization (and each shall be deemed to have voted to reject any Plan of Reorganization) that is inconsistent with, or in violation of, the terms of this Agreement unless such plan (a) pays off, in cash in full, all Senior Obligations or (b) is accepted by the class of holders of Senior Obligations voting thereon in accordance with Section 1126(c) of the Bankruptcy Code.

ARTICLE VII

Reliance; etc.

Section 7.01.         Reliance. The consent by the Senior Secured Parties to the execution and delivery of the Junior Debt Documents to which the Senior Secured Parties have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Secured Parties to Holdings or any of its subsidiaries shall be deemed to have been given and made in reliance upon this Agreement. The Junior Representative, on behalf of itself and each Junior Secured Party under the Junior Debt Facility, acknowledges that it and such Junior Secured Parties have, independently and without reliance on the Designated Senior Representative or any other Senior Representative or other Senior Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Junior Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decision in taking or not taking any action under the Junior Debt Documents or this Agreement.

Section 7.02.         No Warranties or Liability. The Junior Representative, on behalf of itself and each Junior Secured Party under the Junior Debt Facility, acknowledges and agrees that neither the Designated Senior Representative nor any other Senior Representative or other Senior Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Junior Representative and the Junior Secured Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Designated Senior Representative nor any other Senior Representative or other Senior Secured Party shall have any duty to the Junior Representative or Junior Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with Holdings or any of its subsidiaries (including the Junior Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Junior Representative and the Junior Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the Senior Obligations, the Junior Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.

Section 7.03.         Obligations Unconditional. All rights, interests, agreements and obligations of the Designated Senior Representative, the other Senior Representative, the Senior Secured Parties, the Junior Representative and the Junior Secured Parties hereunder shall remain in full force and effect irrespective of:

(a)               any lack of validity or enforceability of any Senior Debt Document or any Junior Debt Document;

(b)               any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Junior Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Senior Debt Document or of the terms of any Junior Debt Document;

(c)               any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Junior Obligations or any guarantee thereof;

(d)               the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e)               any other circumstances that otherwise might constitute a defense available to, or a discharge of, (i) the Company or any other Grantor in respect of the Senior Obligations or (ii) the Junior Representative or Junior Secured Party in respect of this Agreement.

ARTICLE VIII

[Reserved]

ARTICLE IX

Miscellaneous

Section 9.01.         Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any Senior Debt Document or any Junior Debt Document, the provisions of this Agreement shall govern.

Notwithstanding the foregoing, the relative rights and obligations of the Senior Representatives and the Senior Secured Parties (as amongst themselves) with respect to any Senior Collateral shall be governed by the terms of any intercreditor agreement setting forth the priorities amongst such parties, and in the event of any conflict between any such intercreditor agreement and this Agreement, with respect to the Senior Representatives and the Senior Secured Parties (as amongst themselves), the provisions of such intercreditor agreement shall control, in each case as applicable.

Section 9.02.         Continuing Nature of this Agreement; Severability. Subject to Section 5.06 and Section 6.04, this Agreement shall continue to be effective until the Discharge of Senior Obligations shall have occurred. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.03.         Amendments; Waivers.

(a)               No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)               Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Representative (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Company’s consent or which increases the obligations or reduces the rights of the Company or any other Grantor, with the consent of the Company).

(c)               Notwithstanding the foregoing, without the consent of any Secured Party, any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 9.09 of this Agreement and upon such execution and delivery, such Representative and the Secured Parties and Senior Obligations of the Debt Facility for which such Representative is acting shall be subject to the terms hereof.

Section 9.04.         Information Concerning Financial Condition of the Company and the other Grantors. The Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Junior Representative and the Junior Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and the other Grantors and all endorsers or guarantors of the Senior Obligations or the Junior Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Junior Obligations. The Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Junior Representative and the Junior Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Designated Senior Representative, any other Senior Representative, any Senior Secured Party, the Junior Representative or any Junior Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Junior Representative and the Junior Secured Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

Section 9.05.         Subrogation. Each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, hereby agrees not to assert any rights of subrogation it may acquire as a result of any payment hereunder solely as it relates to the Shared Collateral until the Discharge of Senior Obligations has occurred

Section 9.06.         Application of Payments. Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Debt Documents. Except as otherwise provided herein, prior to the occurrence of a Junior Enforcement Date, the Junior Representative, on behalf of itself and the Junior Secured Parties, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

Section 9.07.         Additional Grantors. Holdings agrees that, if any subsidiary of Holdings shall become a Grantor after the date hereof, it will promptly cause such subsidiary to become party hereto by executing and delivering an instrument in the form of Annex II. Upon such execution and delivery, such subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 9.08.         Dealings with Grantors. Upon any application or demand by the Company or any Grantor to the Designated Senior Representative or Junior Representative to take or permit any action under any of the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), any such Company or Grantor, as appropriate, shall furnish to the Junior Representative or the Designated Senior Representative a certificate of an appropriate officer (an “Officer’s Certificate”) stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

Section 9.09.         Senior Refinancing Debt Facilities. To the extent, but only to the extent, permitted by the provisions of the then-extant Senior Debt Documents and Junior Debt Documents, the Senior Obligations may be Refinanced, in whole or in part pursuant to a Refinancing (the “Additional Senior Refinancing Debt”) secured by a Lien on Shared Collateral under and pursuant to the Senior Collateral Documents for such Additional Senior Refinancing Debt, which such Liens shall be senior to the Liens on the Shared Collateral in favor of the Junior Secured Parties in accordance with the terms hereof. Each Representative of any such Additional Senior Refinancing Debt (each, an “Additional Senior Refinancing Debt Representative”), acting on behalf of the holders of such Additional Senior Refinancing Debt (such Representative and holders in respect of any such Additional Senior Refinanced Debt being referred to as the “Additional Senior Refinancing Debt Secured Parties”), may become a party to this Agreement by satisfying the conditions set forth in clauses (I) through (III) below:

(I) such Additional Senior Refinancing Debt Representative shall have executed and delivered a Joinder Agreement to the Designated Senior Representative and the Junior Representative substantially in the form of Annex III (with such changes as may be reasonably approved by the Designated Senior Representative, the Junior Representative and such Additional Senior Refinancing Debt Representative) pursuant to which it becomes a Representative hereunder, and the Additional Senior Refinancing Debt in respect of which such Additional Senior Refinancing Debt Representative is the Representative and the related Additional Senior Refinancing Debt Secured Parties become subject hereto and bound hereby;

(II) the Company shall have delivered to the Designated Senior Representative and the Junior Representative true and complete copies of each of the Senior Debt Documents relating to such Additional Senior Refinancing Debt, certified as being true and correct by a Responsible Officer of the Company;

(III) the Company shall have delivered to the Designated Senior Representative and the Junior Representative an Officer’s Certificate stating that such Additional Senior Refinancing Debt Obligations are permitted to be incurred by each applicable Senior Debt Document and Junior Debt Document, or to the extent a consent is otherwise required to permit the incurrence of such Additional Senior Refinancing Debt Obligations under any applicable Senior Debt Document or Junior Debt Document, the relevant Grantors have obtained the requisite consent; and

Section 9.10.         Consent to Jurisdiction; Waivers. The Designated Senior Representative and each other Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally:

(a)               submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)              consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)               agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 9.11;

(d)               agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and

(e)               waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 9.10 any special, exemplary, punitive or consequential damages.

Section 9.11.         Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(a)               if to Holdings, the Company or any other Grantor, to such Person in the care of:

Centertainment Development, LLC
One AMC Way
11500 Ash Street, Leawood, KS 66211
Attention: General Counsel

With a copy to:

Weil, Gotshal & Manges LLP
200 Crescent Court, Suite 300
Dallas, TX 75201-6950
Attention: Vynessa Nemunaitis
Email: vynessa.nemunaitis@weil.com

(b)               if to the Senior Exchangeable Notes Agent, to it at:

GLAS Trust Company LLC, as Exchangeable Notes Agent
3 Second Street, Suite 206
Jersey City, NJ 07311
Attention: Account Administrator – AMC
Fax: 212-202-6246
Email: ClientServices.Americas@glas.agency

(c)               if to the Notes Agent, to it at:

CSC Delaware Trust Company, as Notes Agent
251 Little Falls Drive
Wilmington, DE 19808
Attention: Corporate Trust
Email: USTrustAgency@delawaretrust.com

Any party hereto may change its address, fax number or email address for notices and other communications hereunder by notice to the other parties hereto. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among the Designated Senior Representative and each other Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

Section 9.12.         Further Assurances. Each Senior Representative, on behalf of itself and each Senior Secured Party under its Senior Debt Facility, and the Junior Representative, on behalf of itself and each Junior Secured Party under the Junior Debt Facility, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

Section 9.13.         GOVERNING LAW; WAIVER OF JURY TRIAL.

(A)          THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(B)          EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 9.14.         Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement. No other Person shall have or be entitled to assert rights or benefits hereunder.

Section 9.15.         Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.16.         Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 9.17.         Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Notes Agent represents and warrants that this Agreement is binding upon the Notes Secured Parties. The Senior Exchangeable Notes Agent represents and warrants that this Agreement is binding upon the Senior Exchangeable Notes Secured Parties.

Section 9.18.         Provisions Solely to Define Relative Rights. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Junior Representative and the Junior Secured Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Secured Obligations as and when the same shall become due and payable in accordance with their terms.

Section 9.19.         Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto.

Section 9.20.         Senior Exchangeable Notes Agent and Notes Agent. It is understood and agreed that (a)  the Senior Exchangeable Notes Agent is entering into this Agreement in  its capacity as trustee and collateral agent under the Senior Exchangeable Notes Documents and the provisions of Article VII of the Senior Exchangeable Notes Indenture applicable to the collateral agent thereunder shall also apply to the Senior Exchangeable Notes Agent hereunder, and (b) the Notes Agent is entering into this Agreement in its capacity as trustee and collateral agent under the Notes Documents and the provisions of Article VII of the Notes Indenture applicable to the collateral agent thereunder shall also apply to the Notes Agent hereunder.

For the avoidance of doubt, the parties hereto acknowledge that in no event shall the Senior Exchangeable Notes Agent or the Notes Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether any such party has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 9.21.         Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent expressly contemplated herein), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of any Senior Debt Documents or any Junior Debt Documents, or permit the Company or any other Grantor to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, any Senior Debt Documents or any Junior Debt Documents, (b) change the relative priorities of the Senior Obligations or the Liens granted under the Senior Collateral Documents on the Shared Collateral (or any other assets) as among the Senior Secured Parties, (c) otherwise change the relative rights of the Senior Secured Parties in respect of the Shared Collateral as among such Senior Secured Parties or (d) obligate the Company or any other Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, any Senior Debt Document or any Junior Debt Document.

Section 9.22.         Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

Section 9.23.         Integration. This Agreement, together with the Senior Debt Documents and the Junior Debt Documents, represents the entire agreement of each of the Grantors and the Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, any Representative or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Senior Debt Documents or Junior Debt Documents.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GLAS TRUST COMPANY LLC, as Senior Exchangeable Notes Agent

By:	/s/ Irina Golovashchuk
	Name:	Irina Golovashchuk
	Title:	Vice President

CSC DELAWARE TRUST COMPANY, as Notes Agent

By:	/s/ Gregory Daniels
	Name:	Gregory Daniels
	Title:	Vice President

[Signature Page to 1.25 Lien/1.5 Lien Intercreditor Agreement]

AMC ENTERTAINMENT HOLDINGS, INC.

By:	/s/ Sean D. Goodman
	Name:	Sean D. Goodman
	Title:	Executive Vice President, Chief Financial Officer, International and Treasurer

MUVICO, LLC CENTERTAINMENT DEVELOPMENT, LLC

By:	/s/ Sean D. Goodman
	Name:	Sean D. Goodman
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

AMC THEATRES OF UK LIMITED

By:	/s/ Sean D. Goodman
	Name:	Sean D. Goodman
	Title:	Director

[Signature Page to 1.25 Lien/1.5 Lien Intercreditor Agreement]

ANNEX I

Grantors

Muvico, LLC

Centertainment Development, LLC

AMC Theatres of UK Limited

ANNEX II

[Form of] SUPPLEMENT NO. [__], dated as of [__________] [__], 20[__] (this “Supplement”), to the 1.25 LIEN/1.5 LIEN INTERCREDITOR AGREEMENT, dated as of July 24, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “1.25 Lien/1.5 Lien Intercreditor Agreement”), among Centertainment Development, LLC, a Delaware limited liability company (“Holdings”), Muvico, LLC, a Texas limited liability company (the “Company”), the other Grantors (as defined therein) party thereto from time to time, GLAS Trust Company LLC, as collateral agent for the Senior Exchangeable Notes Secured Parties (as defined therein) (in such capacity, the “Senior Exchangeable Notes Agent”), CSC Delaware Trust Company, as collateral agent for the Notes Secured Parties (as defined therein) (in such capacity, the “Notes Agent”), and each Additional Senior Refinancing Debt Agent (as defined therein) that from time to time becomes a party thereto.

A.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the 1.25 Lien/1.5 Lien Intercreditor Agreement.

B.            The Grantors have entered into the 1.25 Lien/1.5 Lien Intercreditor Agreement. Pursuant to Section 9.07 of the 1.25 Lien/1.5 Lien Intercreditor Agreement, certain newly acquired or organized Subsidiaries of Holdings are required to enter into the 1.25 Lien/1.5 Lien Intercreditor Agreement, and may become party to the 1.25 Lien/1.5 Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the 1.25 Lien/1.5 Lien Intercreditor Agreement.

Accordingly, the New Grantor agrees as follows:

Section 1.         In accordance with Section 9.07 of the 1.25 Lien/1.5 Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the 1.25 Lien/1.5 Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the 1.25 Lien/1.5 Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the 1.25 Lien/1.5 Lien Intercreditor Agreement shall be deemed to include the New Grantor. The 1.25 Lien/1.5 Lien Intercreditor Agreement is hereby incorporated herein by reference.

Section 2.         The New Grantor represents and warrants to the Designated Senior Representative and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

Section 3.         This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

Section 4.         Except as expressly supplemented hereby, the 1.25 Lien/1.5 Lien Intercreditor Agreement shall remain in full force and effect.

Section 5.       THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6.         The provisions of Section 9.10 and Section 9.13(B) of the 1.25 Lien/1.5 Lien Intercreditor Agreement shall apply mutatis mutandis to this Supplement.

Annex II-1

Section 7.         In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the 1.25 Lien/1.5 Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8.         All communications and notices hereunder shall be in writing and given as provided in Section 9.11 of the 1.25 Lien/1.5 Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Company as specified in the 1.25 Lien/1.5 Lien Intercreditor Agreement.

Section 9.         The Company agrees to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative.

[SIGNATURE PAGES FOLLOW]

Annex II-2

IN WITNESS WHEREOF, the New Grantor has duly executed this Supplement to the 1.25 Lien/1.5 Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:
Name:
Title:

Annex II-3

ANNEX III

[FORM OF] JOINDER NO. [__], dated as of [__________] [__], 20[__] (this “Joinder”), to the 1.25 LIEN/1.5 LIEN INTERCREDITOR AGREEMENT, dated as of July 24, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “1.25 Lien/1.5 Lien Intercreditor Agreement”), among Centertainment Development, LLC, a Delaware limited liability company (“Holdings”), Muvico, LLC, a Texas limited liability company (the “Company”), the other Grantors (as defined therein) party thereto from time to time, GLAS Trust Company LLC, as collateral agent for the Exchangeable Notes Secured Parties (as defined therein) (in such capacity, the “Senior Exchangeable Notes Agent”), CSC Delaware Trust Company, as collateral agent for the Notes Secured Parties (as defined therein) (in such capacity, the “Notes Agent”), and each Additional Senior Refinancing Debt Agent (as defined therein) that from time to time becomes a party thereto.

A.           Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the 1.25 Lien/1.5 Lien Intercreditor Agreement.

B.            As a condition to the ability of the Company or any other Grantor to incur Additional Senior Refinancing Debt and to secure such Additional Senior Refinancing Debt Facility with a Lien on the Shared Collateral that is pari passu with the Lien on the Shared Collateral securing the existing Senior Debt and to have such Additional Senior Refinancing Debt guaranteed by the Grantors, in each case under and pursuant to the Additional Senior Refinancing Debt Collateral Documents, the Additional Senior Refinancing Debt Representative in respect of such Additional Senior Refinancing Debt is required to become a Representative under, and such Additional Senior Refinancing Debt and the Additional Senior Refinancing Debt Secured Parties in respect thereof are required to become subject to and bound by, the 1.25 Lien/1.5 Lien Intercreditor Agreement. Section 9.09 of the 1.25 Lien/1.5 Lien Intercreditor Agreement provides that such Additional Senior Refinancing Debt Representative may become a Representative under, and such Additional Senior Refinancing Debt and such Additional Senior Refinancing Debt Secured Parties may become subject to and bound by, the 1.25 Lien/1.5 Lien Intercreditor Agreement, pursuant to the execution and delivery by the Additional Senior Refinancing Debt Representative of an instrument in the form of this Joinder and the satisfaction of the other conditions set forth in Section 9.09 of the 1.25 Lien/1.5 Lien Intercreditor Agreement. The undersigned Additional Senior Refinancing Debt Representative (the “New Representative”) is executing this Joinder in accordance with the requirements of the Senior Debt Documents and the Junior Debt Documents.

Accordingly, the Designated Senior Representative, the Junior Representative and the New Representative agree as follows:

Section 1.         In accordance with Section 9.09 of the 1.25 Lien/1.5 Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Additional Senior Refinancing Debt and Additional Senior Refinancing Debt Secured Parties become subject to and bound by, the 1.25 Lien/1.5 Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Additional Senior Refinancing Debt Secured Parties, hereby agrees to all the terms and provisions of the 1.25 Lien/1.5 Lien Intercreditor Agreement applicable to it as a Senior Representative and to the Additional Senior Refinancing Debt Secured Parties that it represents as Senior Secured Parties. Each reference to a “Representative”, “Senior Representative” or “Additional Senior Refinancing Debt Agent” in the 1.25 Lien/1.5 Lien Intercreditor Agreement shall be deemed to include the New Representative. The 1.25 Lien/1.5 Lien Intercreditor Agreement is hereby incorporated herein by reference.

Section 2.         The New Representative represents and warrants to the Designated Senior Representative, the Junior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Joinder, in its capacity as [agent][trustee] under [describe new Additional Senior Refinancing Debt Facility], (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Additional Senior Refinancing Debt Documents relating to such Additional Senior Refinancing Debt provide that, upon the New Representative’s entry into this Agreement, the Additional Senior Refinancing Debt Secured Parties in respect of such Additional Senior Refinancing Debt will be subject to and bound by the provisions of the 1.25 Lien/1.5 Lien Intercreditor Agreement as Additional Senior Refinancing Debt Secured Parties.

Annex III-1

Section 3.         This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when the Designated Senior Representative and Junior Representative shall have received a counterpart of this Joinder that bears the signature of the New Representative. Delivery of an executed signature page to this Joinder by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Joinder.

Section 4.         Except as expressly supplemented hereby, the 1.25 Lien/1.5 Lien Intercreditor Agreement shall remain in full force and effect.

Section 5.       THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6.         The provisions of Section 9.10 and Section 9.13(B) of the 1.25 Lien/1.5 Lien Intercreditor Agreement shall apply mutatis mutandis to this Joinder.

Section 7.         In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the 1.25 Lien/1.5 Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8.         All communications and notices hereunder shall be in writing and given as provided in Section 9.11 of the 1.25 Lien/1.5 Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

Section 9.         The Company agrees to reimburse the Designated Senior Representative and the Junior Representative for their reasonable out-of-pocket expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative and the Junior Representative.

[Signature Pages Follow]

Annex III-2

IN WITNESS WHEREOF, the New Representative, the Designated Senior Representative and the Designated Junior Representative have duly executed this Joinder to the 1.25 Lien/1.5 Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [__________] for the holders of [__________]

By:
Name:
Title:

Address for notices:

Attention:

Telecopy:

[__________], as Designated Senior Representative

By:
Name:
Title:

[__________], as Junior Representative

By:
Name:
Title:

Annex III-3

Acknowledged by:

MUVICO, LLC

By:
Name:
Title:

THE GRANTORS LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

Annex III-4

Schedule I to the
Joinder to the
1.25 Lien/1.5 Lien Intercreditor Agreement

Grantors

[__________]